EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC. ANNOUNCES
STOCK REPURCHASE PLAN

Tyler, Texas (March 1, 2022) - Southside Bancshares, Inc. (the “Company”) (NASDAQ:SBSI), the holding company of Southside Bank, announced that its Board of Directors has authorized a Stock Repurchase Plan, under which the Company may repurchase, from time to time, up to 1 million shares of its outstanding common stock.
“We are pleased to announce the authorization of the Stock Repurchase Plan, which reflects our confidence in Southside and our commitment to enhance shareholder value,” stated Lee R. Gibson, Chief Executive Officer of Southside Bancshares, Inc.
Repurchases may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may suspend or discontinue the plan at any time.

Any repurchases made pursuant to a trading plan under Rule 10b5-1 will be made in accordance with certain trading parameters set forth in the plan, as well as the price, volume and timing limitations set forth under Rule 10b-18 of the Exchange Act. A trading plan under Rule 10b5-1 allows a company to repurchase its shares at times when it otherwise might be prevented from doing so by securities law or because of self-imposed trading blackout periods.
About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company headquartered in Tyler, Texas, with approximately $7.26 billion in assets as of December 31, 2021, that wholly-owns Southside Bank. Southside Bank currently operates 56 branches and a network of 73 ATMs/ITMs throughout East Texas, Southeast Texas and the greater Dallas/Fort Worth, Austin and Houston areas. Serving customers since 1960, Southside Bank is a community-focused financial institution that offers a full range of financial products and services to individuals and businesses. These products and services include consumer and commercial loans, mortgages, deposit accounts, safe deposit boxes, treasury management, wealth management, trust services, brokerage services and an array of online and mobile services.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.
Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates, tax reform, inflation and other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most recent factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the negative impact of the COVID-19 pandemic and related variants on our business, financial position, operations and prospects, including our ability to continue our business activities in certain communities we serve, the duration of the pandemic and its continued effects on financial markets, a reduction in financial transactions and business activities resulting in decreased deposits and reduced loan originations, increases in unemployment rates impacting our borrowers’ ability to repay their loans, our ability to manage liquidity in a rapidly changing and unpredictable market, additional interest rate changes by the Federal Reserve and other government actions in response to the pandemic, including regulations or laws enacted to counter the effects of the COVID-19 pandemic on the economy.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under “Part I - Item 1. Forward Looking Information” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.